Exhibit 99.1

NEWS RELEASE

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

October 27, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended September 30, 2011:

•

Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $32.4 million, or $0.48 per diluted share for the quarter ended September 30, 2011, compared to $31.1 million, or $0.49 per diluted share for the prior year period. FFO for the quarter ended September 30, 2011 was $30.8 million, or $0.46 per share, compared to $30.9 million, or $0.49 per share, in the same period one year ago.

•

Net income attributable to the controlling interests for the quarter ended September 30, 2011 was $63.0 million, or $0.95 per diluted share, compared to $6.6 million, or $0.10 per diluted share, in the same period one year ago. Included in third quarter 2011 net income are gains on sale of real estate of $56.6 million, or $0.86 per share, and acquisition costs of $1.6 million, or $0.02 per share.

Acquisitions and Dispositions

In 2011, WRIT initiated a long-term strategy to focus on acquiring office, medical office, retail and multifamily properties inside the Beltway, near major transportation nodes and in areas with strong employment drivers and superior growth demographics. As part of this strategy, WRIT also initiated the sale of its industrial assets to allow for recycling of capital proceeds into assets consistent with its long-term strategy.

“In this quarter and subsequent to quarter end, we made major strides in repositioning our portfolio by completing the majority of our industrial portfolio sale and reinvesting a large portion of the proceeds into better located and faster growing office and retail assets. Our pace of reinvestment has been slower than we expected - which has had an impact on our quarterly earnings. Nevertheless, we’re exceptionally pleased with the results of our nearly $770 million of acquisition and disposition transactions this year which resulted in a significant upgrade in the quality of our portfolio. The improvement in the quality of our revenue stream from these acquisitions will help buffer the impact of a still challenging business environment in Washington, D.C. and nationwide, due to uncertainties with federal spending and a weak economic recovery,” said George F. “Skip” McKenzie, President and Chief Executive Officer of WRIT.

In the third quarter of 2011, WRIT acquired three assets totaling 767,000 square feet and $233 million: Olney Village Center, Braddock Metro Center and John Marshall II.

•

WRIT acquired Olney Village Center, a 199,000 square foot grocery-anchored shopping center in Olney, Maryland, for $58.0 million. The property is located in the heart of Olney near the main intersection of Georgia Avenue (Route 97) and Sandy Spring Road (Route 108). It is anchored by Shoppers Food Warehouse and is 98.7% leased to 32 tenants, including national retailers T.J. Maxx, HomeGoods, and SunTrust Bank. The center was built in 1979 and underwent a major renovation in 2003. WRIT assumed a $22.6 million mortgage, bearing interest at 6.37% per annum and maturing in 2023, and funded the remaining balance of $35.4 million using available cash and its line of credit. WRIT expects to achieve a first year unleveraged yield of 6.7% on a cash basis.

•

WRIT acquired Braddock Metro Center, a 345,000 square foot office campus on the Metro in Alexandria, Virginia, for $101 million. The campus consists of four office buildings and a two-level underground parking garage and is located in the northwest quadrant of Old Town Alexandria, immediately adjacent to the Braddock Road Metro Station (Yellow and Blue lines), one stop from Reagan National Airport. The properties were built in 1985 and are 92% leased to 13 office tenants including associations and government contractors. WRIT funded the acquisition with cash proceeds from its recent sale transactions of the industrial portfolio. WRIT expects to achieve a first year unleveraged yield of 6.9% on a cash basis.

Washington Real Estate Investment Trust

•

WRIT acquired John Marshall II, a nine story, 223,000 square foot office building situated at the Tysons Central 7 Metro Station in Tysons Corner, Virginia, for $73.5 million. The property is 100% leased to Booz Allen Hamilton Inc. through January 2016 and serves as its worldwide headquarters. It was built in 1996 and renovated in 2010 and is located at 8283 Greensboro Drive. The Tysons Central 7 Metro Station is one of four metro stations currently under construction that will serve Tysons Corner upon the Dulles Corridor Metrorail’s anticipated completion in 2013. WRIT assumed a $54.1 million mortgage bearing interest at 5.79% per annum and maturing in 2016. WRIT funded the remaining balance of $19.4 million using proceeds from the recent sales of its industrial assets and its line of credit and expects to achieve a first year unleveraged yield of 6.7% on a cash basis.

In the third quarter as well as subsequent to quarter end, WRIT completed four separate sale transactions involving an aggregate of approximately 2.6 million square feet of its industrial portfolio along with two office assets. The aggregate sales proceeds for the four transactions were $280.3 million. The first sale transaction included 8880 Gorman Road, Alban Business Center, Dulles South IV, Fullerton Business Center, and Hampton Overlook. The second transaction included Northern Virginia Industrial Park I and Pickett Industrial Park. The third transaction included 270 Technology Park, 8900 Telegraph Road, 9950 Business Parkway, Albemarle Point, Fullerton Industrial Center, Hampton South, and Sully Square, as well as the Albemarle Point and Crescent office buildings. The fourth transaction included Northern Virginia Industrial Park II. The buyers are affiliates of a joint venture between AREA Property Partners (AREA) and the Adler Group (Adler).

WRIT’s remaining two industrial properties, 6100 Columbia Park Road and Dulles Business Park, are under one additional sale contract with AREA/Adler which is projected to close on or about November 1, 2011 for approximately $69.7 million. The aggregate sales proceeds for the entire industrial portfolio are $350 million.

Operating Results

The Company’s overall portfolio Net Operating Income (“NOI”)(2) was $47.9 million compared to $43.1 million in the same period one year ago and $47.9 million in the second quarter of 2011. Overall portfolio physical occupancy for the third quarter was 89.0%, compared to 88.4% in the same period one year ago and 87.7% in the second quarter of 2011.

Same-store(3) portfolio physical occupancy for the third quarter was 90.7%, compared to 92.1% in the same period one year ago. Sequentially, same-store physical occupancy decreased 70 basis points (bps) compared to the second quarter of 2011. Same-store portfolio NOI for the third quarter increased 0.6% and rental rate growth was 2.0% compared to the same period one year ago.

•

Multifamily: 16.1% of Total NOI - Multifamily properties’ same-store NOI for the third quarter increased 1.0% compared to the same period one year ago. Rental rate growth was 4.3% while same-store physical occupancy decreased 240 bps to 94.0%. Sequentially, same-store physical occupancy decreased 160 bps compared to the second quarter of 2011.

•

Office: 48.1% of Total NOI - Office properties’ same-store NOI for the third quarter increased 1.3% compared to the same period one year ago. Rental rate growth was 1.0% while same-store physical occupancy decreased 130 bps to 88.1%. Sequentially, same-store physical occupancy decreased by 50 bps compared to the second quarter of 2011.

•

Medical: 16.1% of Total NOI - Medical office properties’ same-store NOI for the third quarter increased 2.4% compared to the same period one year ago. Rental rate growth was 3.2% while same-store physical occupancy decreased 200 bps to 91.3%. Sequentially, same-store physical occupancy decreased 40 bps compared to the second quarter of 2011.

•

Retail: 19.7% of Total NOI - Retail properties’ same-store NOI for the third quarter decreased 3.4% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy decreased 40 bps to 91.8%. Sequentially, same-store physical occupancy decreased 40 bps compared to the second quarter of 2011.

Washington Real Estate Investment Trust

Leasing Activity

During the third quarter, WRIT signed commercial leases for 241,880 square feet with an average rental rate increase of 11.7% over expiring lease rates on a GAAP basis, an average lease term of 4.7 years, tenant improvement costs of $14.90 per square foot and leasing costs of $9.54 per square foot.

•

Rental rates for new and renewed office leases increased 9.7% to $39.53 per square foot, with $13.52 per square foot in tenant improvement costs and $10.44 per square foot in leasing costs. Weighted average term for new and renewed leases was 4.3 years.

•

Rental rates for new and renewed medical office leases increased 9.0% to $37.76 per square foot, with $3.86 per square foot in tenant improvement costs and $7.10 per square foot in leasing costs. Weighted average term for new and renewed leases was 4.9 years.

•

Rental rates for new and renewed retail leases increased 31.3% to $18.56 per square foot, with $23.77 per square foot in tenant improvement costs and $8.42 per square foot in leasing costs. Weighted average term for new and renewed leases was 5.9 years.

Financing Activity

WRIT replaced and expanded its unsecured credit facility with Wells Fargo on July 1, increasing its size from $262 million to $400 million. An accordion feature allows WRIT to increase the facility to $600 million, subject to additional lender commitments. The new facility matures July 1, 2014 with a one-year extension option and bears interest at a rate of LIBOR plus a margin of 122.5 basis points based on WRIT’s current credit rating.

WRIT prepaid without penalty a $9.1 million 6.98% mortgage note on Shady Grove Medical Village II, in Rockville, Maryland.

Subsequent to quarter end, WRIT prepaid two mortgage notes with an aggregate principal amount of $17.5 million at interest rates of 7.09% and 5.94% in connection with the upcoming sale of Dulles Business Park. The prepayment penalty was approximately $1 million, the majority of which will be reimbursed by the purchaser.

Guidance

Given the differences in timing of the year-to-date acquisition and disposition activity, as well as current occupancy levels versus our original projections, management is narrowing 2011 Core FFO guidance to a range of $1.96 - 1.99. Further detail will be provided on the Conference Call.

Dividends

On September 30, 2011, WRIT paid a quarterly dividend of $0.43375 per share for its 199th consecutive quarterly dividend at equal or increasing rates.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, October 28, 2011 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

Washington Real Estate Investment Trust

The instant replay of the Conference Call will be available until November 11, 2011 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415

Account:	286

Conference ID:	379485

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 73 properties totaling approximately 9 million square feet of commercial space and 2,540 residential units, and land held for development. These 73 properties consist of 26 office properties, 2 industrial/flex properties, 18 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2010 Form 10-K and second quarter 2011 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT’s operating portfolio and affect the comparative measurement of WRIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties and (3) real estate impairments, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT’s ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2)

Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

Washington Real Estate Investment Trust

(3)

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) real estate impairments, (5) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties

	Physical Occupancy
	Same-Store Properties		All Properties
	3rd QTR 2011	3rd QTR 2010	3rd QTR 2011	3rd QTR 2010
Segment
Multifamily	94.0%	96.4%	94.0%	96.4%
Office	88.1%	89.4%	88.6%	89.6%
Medical Office	91.3%	93.3%	87.2%	87.8%
Retail	91.8%	92.2%	92.3%	92.2%
Industrial	—%	—%	75.4%	79.5%

Overall Portfolio	90.7%	92.1%	89.0%	88.4%

(i)	Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. For Q3 2011 and Q3 2010, same-store properties exclude:

Residential Acquisitions: none;

Office Acquisitions: Quantico Corporate Center, 1140 Connecticut Ave, 1227 25th Street, and John Marshall II;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisition: Gateway Overlook Shopping Center and Olney Village Center;

Industrial Acquisitions: none.

Also excluded from Same-Store Properties in Q3 2011 and Q3 2010 are:

Held for Sale and Sold Properties: The Ridges, Ammendale I & II , Amvax, Dulles Station I, and the Industrial Portfolio (all industrial properties and the Crescent and Albemarle Point).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2011	2010	2011	2010
Revenue
Real estate rental revenue	$71,931	$65,032	$212,819	$193,126
Expenses
Real estate expenses	24,070	21,912	71,124	65,627
Depreciation and amortization	23,479	20,224	67,899	59,574
General and administrative	3,837	3,141	11,588	10,455

	51,386	45,277	150,611	135,656

Real estate operating income	20,545	19,755	62,208	57,470
Other income (expense):
Interest expense	(16,508)	(16,717)	(50,266)	(49,662)
Acquisition costs	(1,600)	—	(3,571)	(452)
Other income	270	289	886	875
Gain (loss) on extinguishment of debt	—	(238)	—	(280)
Gain from non-disposal activities	—	4	—	4

	(17,838)	(16,662)	(52,951)	(49,515)

Income from continuing operations	2,707	3,093	9,257	7,955

Discontinued operations:
Income (loss) from operations of properties sold or held for sale	3,655	3,565	9,522	11,047
Income tax benefit (expense)	35	—	(1,138)	—
Gain on sale of real estate	56,639	—	56,639	7,942

Net income	63,036	6,658	74,280	26,944
Less: Net income attributable to noncontrolling interests in subsidiaries	(28)	(33)	(85)	(109)

Net income attributable to the controlling interests	$63,008	$6,625	$74,195	$26,835

Income from continuing operations attributable to the controlling interests	2,707	3,093	9,257	7,955
Gain from non-disposal activities	—	(4)	—	(4)
Continuing operations real estate depreciation and amortization	23,479	20,224	67,899	59,574

Funds from continuing operations(1)	$26,186	$23,313	$77,156	$67,525

Income (loss) from operations of properties sold or held for sale attributable to the controlling interests	3,627	3,532	9,437	10,938
Discontinued operations real estate depreciation and amortization	943	4,054	7,231	11,981

Funds from discontinued operations	4,570	7,586	16,668	22,919

Funds from operations(1)	$30,756	$30,899	$93,824	$90,444

Non-cash (gain) loss on extinguishment of debt	—	238	—	280
Tenant improvements	(2,469)	(2,863)	(6,789)	(7,206)
External and internal leasing commissions capitalized	(3,859)	(3,387)	(7,207)	(7,422)
Recurring capital improvements	(2,148)	(1,377)	(5,911)	(4,240)
Straight-line rents, net	(715)	(1,099)	(1,958)	(2,519)
Non-cash fair value interest expense	145	760	515	2,319
Non real estate depreciation & amortization of debt costs	1,126	1,094	2,888	3,080
Amortization of lease intangibles, net	(329)	(413)	(1,020)	(1,380)
Amortization and expensing of restricted share and unit compensation	1,376	1,311	4,121	4,299
Real estate impairment	—	—	599	—

Funds available for distribution(4)	$23,883	$25,163	$79,062	$77,655

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data attributable to the controlling interests:		2011	2010	2011	2010
Income from continuing operations	(Basic)	$0.04	$0.05	$0.14	$0.13
	(Diluted)	$0.04	$0.05	$0.14	$0.13
Net income	(Basic)	$0.95	$0.11	$1.12	$0.43
	(Diluted)	$0.95	$0.10	$1.12	$0.43
Funds from continuing operations	(Basic)	$0.40	$0.37	$1.17	$1.10
	(Diluted)	$0.40	$0.37	$1.17	$1.10
Funds from operations	(Basic)	$0.46	$0.49	$1.42	$1.47
	(Diluted)	$0.46	$0.49	$1.42	$1.47

Dividends paid		$0.4338	$0.4325	$1.3014	$1.2975

Weighted average shares outstanding		66,017	62,894	65,953	61,332
Fully diluted weighted average shares outstanding		66,064	63,055	65,987	61,460

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Land	$472,812	$381,338
Income producing property	1,924,526	1,670,598

	2,397,338	2,051,936
Accumulated depreciation and amortization	(516,319)	(460,678)

Net income producing property	1,881,019	1,591,258
Development in progress	39,735	26,240

Total real estate held for investment, net	1,920,754	1,617,498
Investment in real estate sold or held for sale	69,990	286,842
Cash and cash equivalents	40,751	78,767
Restricted cash	23,267	20,486
Rents and other receivables, net of allowance for doubtful accounts of $8,122 and $7,422 respectively	52,396	44,280
Prepaid expenses and other assets	125,689	92,040
Other assets related to property sold or held for sale	3,505	27,968

Total assets	$2,236,352	$2,167,881

Liabilities
Notes payable	$657,378	$753,587
Mortgage notes payable	428,909	361,860
Lines of credit	193,000	100,000
Accounts payable and other liabilities	55,879	49,138
Advance rents	13,393	11,099
Tenant security deposits	8,751	7,390
Other liabilities related to property sold or held for sale	19,229	23,949

Total liabilities	1,376,539	1,307,023

Equity
Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,066 and 65,870 shares issued and outstanding, respectively	661	659
Additional paid-in capital	1,136,240	1,127,825
Distributions in excess of net income	(281,930)	(269,935)
Accumulated other comprehensive income	(160)	(1,469)

Total shareholders’ equity	854,811	857,080

Noncontrolling interests in subsidiaries	5,002	3,778

Total equity	859,813	860,858

Total liabilities and equity	$2,236,352	$2,167,881

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Quarter Ended September 30, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,714	$20,558	$7,658	$7,570	$—	$43,500
Add: Net operating income from non-same-store properties(3)	—	2,461	37	1,863	—	4,361

Total net operating income(2)	$7,714	$23,019	$7,695	$9,433	$—	$47,861
Add/(deduct):
Other income						270
Acquisition costs						(1,600)
Interest expense						(16,508)
Depreciation and amortization						(23,479)
General and administrative expenses						(3,837)
Income (loss) from operations of properties sold or held for sale						3,655

Income tax benefit on sale of real restate						35
Gain on sale of real estate						56,639

Net income						63,036
Less: Net income attributable to noncontrolling interests in subsidiaries						(28)

Net income attributable to the controlling interests						$63,008

Quarter Ended September 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$7,636	$20,289	$7,480	$7,837	$—	$43,242
Add: Net operating income from non-same-store properties(3)	—	—	(122)	—	—	(122)

Total net operating income(2)	$7,636	$20,289	$7,358	$7,837	$—	$43,120
Add/(deduct):
Other income						289
Acquisition costs						—
Interest expense						(16,717)
Depreciation and amortization						(20,224)
General and administrative expenses						(3,141)
Loss on extinguishment of debt						(238)
Gain from non-disposal activities						4
Income (loss) from operations of properties sold or held for sale						3,565

Net income						6,658
Less: Net income attributable to noncontrolling interests in subsidiaries						(33)

Net income attributable to the controlling interests						$6,625

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Period Ended September 30, 2011	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$23,229	$58,184	$23,276	$21,896	$—	$126,585
Add: Net operating income from non-same-store properties(3)	—	10,371	(21)	4,760	—	15,110

Total net operating income(2)	$23,229	$68,555	$23,255	$26,656	$—	$141,695
Add/(deduct):
Other income (expense)						886
Acquisition costs						(3,571)
Interest expense						(50,266)
Depreciation and amortization						(67,899)
General and administrative expenses						(11,588)
Income (loss) from operations of properties sold or held for sale						9,522
Income tax expense from sale of real estate						(1,138)
Gain on sale of real estate						56,639

Net income						74,280
Less: Net income attributable to noncontrolling interests in subsidiaries						(85)

Net income attributable to the controlling interests						$74,195

Period Ended September 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Same-store net operating income(3)	$21,767	$58,460	$22,867	$22,689	$—	$125,783
Add: Net operating income from non-same-store properties(3)	—	2,078	(362)	—	—	1,716

Total net operating income(2)	$21,767	$60,538	$22,505	$22,689	$—	$127,499
Add/(deduct):
Other income (expense)						875
Acquisition costs						(452)
Interest expense						(49,662)
Depreciation and amortization						(59,574)
General and administrative expenses						(10,455)
Loss on extinguishment of debt						(280)
Gain from non-disposal activities						4
Income (loss) from operations of properties sold or held for sale						11,047
Gain on sale of real estate						7,942

Net income						26,944
Less: Net income attributable to noncontrolling interests in subsidiaries						(109)

Net income attributable to the controlling interests						$26,835

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income attributable to the controlling interests	$63,008	$6,625	$74,195	$26,835
Add/(deduct):
Real estate depreciation and amortization	23,479	20,224	67,899	59,574
Gain from non-disposal activities	—	(4)	—	(4)
Discontinued operations:
Gain on sale of real estate	(56,639)	—	(56,639)	(7,942)
Income tax expense (benefit)	(35)	—	1,138	—
Real estate depreciation and amortization	943	4,054	7,231	11,981

Funds from operations(1)	30,756	30,899	93,824	90,444
Add/(deduct):
Real estate impairment	—	—	599	—
Loss (gain) on extinguishment of debt	—	238	—	280
Acquisition costs	1,600	(12)	3,571	452

Core funds from operations(1)	$32,356	$31,125	$97,994	$91,176

		Three Months Ended September 30,		Nine Months Ended September 30,
		2011	2010	2011	2010
Per share data attributable to the controlling interests:
Funds from operations	(Basic)	$0.46	$0.49	$1.42	$1.47
	(Diluted)	$0.46	$0.49	$1.42	$1.47
Core FFO	(Basic)	$0.48	$0.49	$1.48	$1.49
	(Diluted)	$0.48	$0.49	$1.48	$1.48

Weighted average shares outstanding		66,017	62,894	65,953	61,332
Fully diluted weighted average shares outstanding		66,064	63,055	65,987	61,460